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                                                                      Exhibit 21

                           ENTITIES OF ALLERGAN, INC.

                                                                   PLACE OF
                                                                 INCORPORATION
TAB                     NAME OF SUBSIDIARY                      OR ORGANIZATION
---                     ------------------                      ---------------
1.     Allergan-Loa S.A.                                        Argentina
2.     Allergan S.A.I.C. y F.                                   Argentina
3.     Allergan Australia Pty Limited                           Australia
4.     Gleeson Eyecare Pty. Ltd.                                Australia
5.     Allergan N.V.                                            Belgium
6.     Allergan Produtos Farmaceuticos Ltda.                    Brazil
7.     Allergan Inc.                                            Canada
8.     CrownPharma Canada Inc.                                  Canada
9.     Allergan Pharmaceuticals Ireland                         Cayman Islands
10.    Allergan Pharmaceutical Technologies Ltd.                Cayman Islands
11.    Allergan Laboratorios Limitada                           Chile
12.    Allergan de Colombia S.A.                                Colombia
13.    Allergan A/S                                             Denmark
14.    Allergan France S.A.S.                                   France
15.    Pharm-Allergan GmbH                                      Germany
16.    Allergan Asia Limited                                    Hong Kong
17.    Allergan India Limited*                                  India
18.    Allergan Botox Limited                                   Ireland
19.    Allergan Sales, Limited                                  Ireland
20.    Allergan Services International, Limited                 Ireland
21.    CrownPharma Limited                                      Ireland
22.    Allergan Pharmaceuticals Holdings (Ireland) Limited      Ireland (non-resident)
23.    Allergan S.p.A.                                          Italy
24.    Allergan K.K.                                            Japan
25.    Allergan Korea Ltd.                                      Korea
26.    Allergan, S.A. de C.V.                                   Mexico
27.    Allergan Servicios Profesionales, S. de R.L. de C.V.     Mexico
28.    Pharmac, S.A.M.                                          Monaco
29.    Allergan B.V.                                            Netherlands
30.    Allergan Services BV                                     Netherlands
31.    Allergan Holdings BV                                     Netherlands Antilles
32.    Allergan New Zealand Limited                             New Zealand
33.    Allergan AS                                              Norway
34.    Allergan Pte. Ltd.                                       Singapore
35.    Oculex Asia Pharmaceuticals Pte. Ltd.                    Singapore
36.    Allergan Singapore Pte. Ltd.                             Singapore
37.    Allergan Pharmaceuticals (Pty.) Ltd.                     South Africa
38.    Allergan, S.A.                                           Spain
39.    Allergan Norden AB                                       Sweden
40.    Allergan AG                                              Switzerland
41.    Allergan Optik Mamulleri Sanayi Ve Ticaret Limited       Turkey
42.    Allergan Holdings Limited                                United Kingdom
43.    Allergan Limited                                         United Kingdom
44.    Allergan Optical Irvine, Inc.                            United States/CA
45.    Allergan Sales Puerto Rico, Inc.                         United States/CA
46.    Herbert Laboratories                                     United States/CA
47.    Oculex Pharmaceuticals, Inc.                             United States/CA
48.    Allergan America, LLC                                    United States/DE
49.    Allergan Holdings, Inc.                                  United States/DE
50.    Allergan Puerto Rico Holdings, Inc.                      United States/DE
51.    Allergan Sales, LLC                                      United States/DE
52.    Allergan Specialty Therapeutics, Inc.                    United States/DE
53.    Pacific Pharma, Inc.                                     United States/DE
54.    Allergan de Venezuela, S.A.                              Venezuela

*Except for Allergan India Limited, all of the above-named subsidiaries are 100% owned by the Registrant. Allergan India Limited is 51% owned by the Registrant.